SUB-ITEM 77Q1(A)

                               AMENDMENT NO. 4 TO
                           AMENDED AND RESTATED BYLAWS
                             OF AIM TAX-EXEMPT FUNDS

                        Adopted effective April 30, 2010

The Amended and Restated Bylaws of AIM Tax-Exempt Funds (the "Trust"), adopted effective September 14, 2005, (the "Bylaws"), are hereby amended as follows:

     1. AIM Tax-Exempt Funds is now named AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds).

     2. All references to AIM Tax-Exempt Funds in the Bylaws are hereby deleted and replaced with AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds).